Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a registration statement on Form F-6 (Registration No. 333-148839), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for (i) the number of shares each American Depositary Share represents and (ii) the name of the issuer of such shares; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                        CITIBANK, N.A., as Depositary

                                        By: /s/ Thomas Crane
                                            -------------------------
                                            Name:  Thomas Crane
                                            Title: Vice President


                                    Ex (e)-1